Exhibit 10(p)

FORM OF NQSO GRANT (EMPLOYEE)

Congratulations! Your contributions over the past fiscal year are being recognized with a long-term incentive award. Recognizing and rewarding the contributions of our people remains a priority as we continue to pursue our vision of becoming the leading global provider of career-oriented educational services. Thank you for all of your hard work, support and dedication.

Participant Name: ___________________

Participant Address:
____________________
____________________
____________________

Option Awards Granted: __________

Grant Type : Nonqualified Stock Option

Expiration Date : ____________________

Purchase Price : $ ______

Plan : Second Amended and Restated Incentive Plan of 2013

Days Left to Accept : _____

Award Date : ____________

Vesting Schedule : __________________________

THIS AGREEMENT, made and entered into as of the Award Date by and between DeVry Education Group Inc., a Delaware corporation (“DeVry Group”), and the Participant.

WHEREAS, DeVry Group maintains the DeVry Education Group Inc. Second Amended and Restated Incentive Plan of 2013 (the “Plan”); and

WHEREAS, the Participant is an employee of DeVry Group or one of its subsidiaries and has been selected by the Compensation Committee of DeVry Group’s Board of Directors (the “Committee”) to receive the grant of a stock option under the Plan.

NOW, THEREFORE, DeVry Group and the Participant hereby agree as follows:

1.           Grant; Option Price. This Agreement evidences the grant to the Participant, pursuant to the terms of the Plan, of a stock option to purchase the number of shares of common stock of DeVry Group (“Common Stock”) set forth above (the “Option”). The purchase price of each share of Common Stock subject to the Option shall be the Purchase Price set forth above. The grant is not intended to be, and will not be treated as, an incentive stock option as that term is described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The Agreement and Option grant shall be subject to the following terms and conditions and the provisions of the Plan, which are hereby incorporated by reference. A copy of the Plan may be obtained by the Participant from the office of the Secretary of DeVry Group or from the stock administrator’s website.

2.           Vesting and Expiration of Option. Subject to the following terms and conditions of this Agreement, the Option shall become vested and exercisable in accordance with the Vesting Schedule set forth above, and all rights with respect to the Option shall automatically terminate on the Expiration Date set forth above.

(a)     If the Participant`s employment with DeVry Group and all affiliates terminates due to death or disability, the Option shall become fully vested and exercisable as of the date of such termination and shall continue to be exercisable until the Expiration Date. For this purpose, “disability” means the Participant’s being determined to be disabled under DeVry Group’s long-term disability plan, regardless of whether the Participant is an actual participant in such plan (if the Participant is a participant in such plan, the determination of disability shall be made by the party responsible for making such determination under the plan, and if the Participant is not a participant in such plan, the determination of disability shall be made by the Committee in its sole discretion).

(b)     If the Participant`s employment with DeVry Group and all affiliates terminates due to mutual agreement, the Participant shall be credited with one additional year of service for purposes of determining the vested and exercisable portion of the Option and such portion of the Option shall continue to be exercisable until the earlier of the first anniversary of such termination of employment or the Expiration Date. For this purpose, “mutual agreement” means a written agreement between DeVry Group and the Participant that the Participant’s employment with DeVry Group and all affiliates will be voluntarily terminated; provided that such agreement must be executed by the Participant within 21 days after written notice is given by either party of the impending termination, and if no such agreement is executed by the Participant within such 21-day period, no mutual agreement shall be deemed to exist.

(c)     If the Participant`s employment with DeVry Group and all affiliates terminates due to retirement, the Option shall continue to vest and become exercisable in accordance with the Vesting Schedule, and once vested and exercisable, shall remain exercisable until the Expiration Date. For this purpose, “retirement” means the Participant`s termination without cause on or after the date on which the Participant has attained age 55 and the sum of his or her age and service equals or exceeds 65. For this purpose (i) the term “cause” means the Participant’s termination of employment due to unsatisfactory performance or conduct detrimental to DeVry Group or its affiliates, as determined solely by DeVry Group and (ii) the term “service” means the Participant’s period of employment with DeVry Group and all affiliates (including any predecessor company or business acquired by DeVry Group or any affiliate, provided the Participant was immediately employed by DeVry Group or any affiliate). Age and service shall be determined in fully completed years.

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Any Participant whose employment terminates due to retirement as described in this Section 2(c) must execute and deliver to DeVry Group an agreement, in a form prescribed by DeVry Group, and in accordance with procedures established by DeVry Group, that he or she will not compete with, or solicit employees of, DeVry Group and its affiliates for the remainder of the vesting period, and that he or she releases all claims against DeVry Group and its affiliates. If the Participant fails to execute such agreement, or if the agreement is revoked by the Participant, the Option shall be forfeited to DeVry Group on the date of the Participant’s retirement.

(d)     If the Participant`s employment with DeVry Group and all affiliates is terminated without cause (as defined in Section 2(c) above), or due to his or her resignation, the portion of the Option not then vested and exercisable shall be cancelled and forfeited and the portion of the Option then vested and exercisable shall continue to be exercisable for 90 days following the date of such termination of employment.

(e)     If the Participant`s employment with DeVry Group and all affiliates is terminated for cause (as defined in Section 2(c) above), the portion of the Option not then vested and exercisable shall be cancelled and forfeited and no portion of the Option shall be exercisable after the date of such termination of employment.

(f)     For purposes of this Agreement, the term “affiliate” means each entity with whom DeVry Group would be considered a single employer under Sections 414(b) and 414(c) of the Code, substituting “at least 50%” instead of “at least 80%” in making such determination.

(g)     The foregoing provisions of this Section 2 shall be subject to the provisions of any written employment security agreement or severance agreement that has been or may be executed by the Participant and DeVry Group, and the provisions in such employment security agreement or severance agreement concerning vesting and exercise of an Option shall supersede any inconsistent or contrary provision of this Section 2.

3.            Exercise.

(a)     While the Option is vested and exercisable pursuant to Section 2, the Option may be exercised in whole or in part by filing a written notice with the Secretary of DeVry Group at its corporate headquarters. The exercise notice must be filed by the Participant, or his or her beneficiary in the event of the Participant’s death, while the Option is still exercisable, must specify the number of shares of Common Stock which the Participant elects to purchase and must be accompanied by payment of the purchase price.

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(b)     Payment of the purchase price shall be by one or more of the following methods: (i) in cash, (ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice and irrevocable instructions to deliver the purchase price to DeVry Group from the proceeds of the sale of shares subject to the Option, (iii) by delivery (including attestation) to DeVry Group of other shares of Common Stock owned by the Participant that is acceptable to DeVry Group, valued at its then Fair Market Value, or (iv) by directing DeVry Group to withhold such number of shares of Common Stock otherwise issuable upon exercise of the Option with a Fair Market Value equal to the amount of the payment to be withheld.

(c)     No shares of Common Stock shall be issued upon exercise of the Option until full payment of the exercise price has been made.

4.           Change in Control. In the event of a Change in Control of DeVry Group (as defined in the Plan), the Option shall become immediately vested and exercisable, and the Committee shall have the sole discretion to appropriate actions with respect to the vested Option, including: (i) to provide for the mandatory purchase of the Option for an amount of cash equal to the difference between the purchase price of the Option and the then Fair Market Value of the Common Stock covered by the Option, multiplied by the number of shares of Common Stock covered by the Option; or (ii) to cause such Option to be assumed by, and converted to equity awards for Common Stock of, the acquiring or surviving corporation.

5.           Transferability. The Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Notwithstanding the preceding provisions of this Section, the Participant, at any time prior to his or her death, may transfer all or any portion of the Option to (a) his or her spouse or lineal descendant, (b) the trustee of a trust established for the primary benefit of his or her spouse or lineal descendant, (c) a partnership of which his or her spouse and lineal descendants are the only partners, or (d) a tax-exempt organization as described in Code Section 501(c)(3). In such event, the transferee shall be entitled to all the rights of the Participant with respect to the transferred portion of the Option, and such portion of the Option shall continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth in the Plan and this Agreement. Any such transfer will be permitted only if (i) the Participant does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Participant and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment.

6.           Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee. The Committee shall have all of the powers with respect to this Agreement as with respect to the Plan. Any interpretation of, or decision with respect to, this Agreement made by the Committee shall be final and binding on all persons.

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7.           Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan.

8.           Successors. This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of DeVry Group, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Participant.

9.           Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries to exercise any vested Option and to whom distribution of the shares of Common Stock subject to the vested Option is to be made, in the event of his or her death. Each such designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant with the Committee during his or her lifetime. In the absence of any such designation, or if all beneficiaries predecease the Participant, then the Participant’s beneficiary shall be his or her estate.

10.           Participant and Stockholder Status. This Agreement does not constitute a contract of continued service and does not give the Participant the right to be retained as an employee of DeVry Group. This Agreement does not confer upon the Participant any right as a stockholder of DeVry Group prior to the issuance of Common Stock pursuant to the exercise of the Option.

11.           Amendment. This Agreement may be amended by written agreement of the Participant and the Committee.

12.           Governing Law. This Agreement, and the Option, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

13.           Acceptance of Agreement by Participant. The Participant’s receipt of the Option is conditioned upon the acceptance of this Agreement by the Participant no later than 60 days after the Award Date set forth above or, if later, 30 days after the Participant receives this Agreement. Upon execution of the Agreement, the Participant and DeVry Group signify their agreement with the terms and conditions of this Agreement.

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[TITLE]

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